                                                                   EXHIBIT 10.14


                              NEWMARK HOMES CORP.

                                  1998 TANDEM
                  STOCK OPTION/STOCK APPRECIATION RIGHTS PLAN

                               TABLE OF CONTENTS

                                                                                                                     Page
SECTION 1.
         GENERAL PROVISIONS RELATING TO PLAN GOVERNANCE, COVERAGE AND BENEFITS  . . . . . . . . . . . . . . . . . . . . 1
         1.1     Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.3     Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.4     Stock Subject to Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

SECTION 2.
         INCENTIVE AWARDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.1     Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.2     Grant of Incentive Award . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.3     Terms of an Incentive Award  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.4     Exercise of Incentive Award  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

SECTION 3.
         PROVISIONS RELATING TO PLAN PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3.1     Plan Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3.2     Transferability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         3.3     Rights as a Stockholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         3.4     Change in Stock and Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.5     Termination of Employment, Retirement, Death or Disability . . . . . . . . . . . . . . . . . . . . . . 9
         3.6     Change-of-Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 4.
         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.1     Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.2     Buyout Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.3     Reservation of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.4     Rule 16b-3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.5     Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.6     No Guarantee of Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.7     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.8     Gender, Tenure and Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.9     Governing Law . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                              NEWMARK HOMES CORP.
                                  1998 TANDEM
                  STOCK OPTION/STOCK APPRECIATION RIGHTS PLAN

                                   SECTION 1.
                         GENERAL PROVISIONS RELATING TO
                     PLAN GOVERNANCE, COVERAGE AND BENEFITS

1.1      Purpose

         The purpose of the Newmark Homes Corp. 1998 Tandem Stock Option/Stock Appreciation Rights Plan (the "Plan") is to foster and promote the long-term financial success of Newmark Homes Corp. (the "Company") and materially increase stockholder value by: (a) strengthening the Company's ability to attract, develop, maintain and direct an outstanding management team, (b) encouraging the long-term commitment of selected key employees (hereinafter collectively referred to as "key personnel") and directors, (c) motivating superior performance of key personnel and directors by means of long-term performance related incentives, (d) encouraging and providing key personnel and directors with a formal program for obtaining an ownership interest in the Company, (e) attracting and retaining outstanding key personnel and directors by providing incentive compensation opportunities competitive with other major companies and (f) enabling participation by key personnel and directors in the long-term growth and financial success of the Company. The Plan is not intended to be a plan that is subject to Parts 1 through 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be administered accordingly.

1.2      Definitions

         The following terms shall have the meanings set forth below:

                 (a)      Board.  The Board of Directors of the Company.

                 (b)      Change-of-Control.  Any of the events described in
                          Section 3.6.

                 (c)      Code.  The Internal Revenue Code of 1986, as amended.

                 (d) Committee. The Committee shall mean the Compensation Committee of the Board which shall be (i) constituted so as to permit the Plan to comply with Rule 16b-3 and (ii) constituted solely of "outside directors," within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder.

                 (e)      Common Stock.  The common stock of Newmark Homes Corp.


                 (f)      Company.  Newmark Homes Corp.

                 (g) Disability. A Grantee will be deemed to have a "disability" if, for physical or mental reasons, the Grantee is unable to perform the essential functions of the Grantee's duties as an employee or director of the Company or any Subsidiary for 120 consecutive days, or 180 days during any twelve (12) month period, as determined under the provisions of this definition. The disability of an Employee will be determined in accordance with such Employee's written employment agreement with the Company or any Subsidiary, if any, and with respect to any other Grantee, the disability of such Grantee will be determined by a medical doctor selected by the Committee. A Grantee must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this definition, and a Grantee hereby authorizes the disclosure and release to the Company of such determination and all supporting medical records. If a Grantee is not legally competent, a Grantee's legal guardian or duly authorized attorney-in-fact will act in the Grantee's stead, under this definition, for the purposes of submitting the Grantee to the examinations, and providing the authorization of disclosure, required under this definition.

                 (h) Employee. Any common-law employee of the Company or Subsidiary, who, in the opinion of the Committee is one of a select group of officers, former officers or other management personnel of the Company or Subsidiary who is in a position to contribute materially to the continued growth and development and to the continued financial success of the Company or any Subsidiary.

                 (i) Exchange Act. The Securities Exchange Act of 1934, as amended.

                 (j) Fair Market Value. As of any date, the value of Common Stock determined as follows:

                          (i)     If the Common Stock is listed on any
                 established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable; or

                          (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

                          (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

                 (k) For Cause means: (i) the commission of fraud, theft, embezzlement, or a malfeasance involving moral turpitude or the conviction of, or plea of nolo contendere to, any felony; (ii) gross negligence, nonfeasance, dishonesty, willful misconduct or substantial failure to perform employment duties in a manner consistent with normal standards of job performance after prior evaluation and warning related to such standards of job performance; or (iii) the appropriation (or attempted appropriation) of a material business opportunity of the Company, Parent or any Subsidiary.

                 (l) Grantee. Any individual who, in the opinion of the Committee, performs significant services for the benefit of the Company and who is granted an Incentive Award under the Plan.

                 (m)      Incentive Award.  A tandem Option/Stock Appreciation
         Right.

                 (n) Incentive Plan Agreement. The written agreement entered into between the Company and the Grantee pursuant to which an Incentive Award shall be made under the Plan.

                 (o) Option. A stock option granted by the Committee to a Grantee under the Plan which is a non- statutory stock option and not intended to qualify as an Incentive Stock Option under Section 422 of the Code.

                 (p) Parent. Any corporation (whether now or hereafter existing) which constitutes a "parent" of the Company, as defined in
         Section 424(e) of the Code.

                 (q) Performance Period. A six (6) year period of time over which performance is measured for the purpose of determining a Grantee's right to the vesting and the final benefits of any Incentive Award.

                 (r) Plan. The Newmark Homes Corp. Tandem Stock Option/Stock Appreciation Rights Plan.

                 (s) Retirement. The voluntary termination of employment from the Company, Parent, or Subsidiary constituting retirement as determined by the Committee.

                 (t) Rule 16b-3. Securities and Exchange Commission Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time.

                 (u) Spread. In the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date such right is exercised over the Exercise Price (as defined herein in Section 2.3(a)) of the Stock Appreciation Right.

                 (v) Stock Appreciation Right. A tandem right with an Option to receive eighty percent (80%) of the Spread on a share of Common Stock.

                 (w) Subsidiary. Any corporation (whether now or hereafter existing) which constitutes a "subsidiary" of the Company, as defined in Section 424(f) of the Code.

1.3      Administration

                 (a) Committee Powers. The Plan shall be administered by the Committee which shall have full power and authority to maintain the credibility of the Plan through its duration. All designations, determinations, interpretations and other decisions with respect to the Plan or any Incentive Award shall be within the sole discretion of the Committee and shall be final, conclusive and binding upon all persons, including the Company, Parent, or any Subsidiary.

                 (b) No Liability. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to this Plan or any Incentive Award under this Plan, and to the fullest extent permitted by the Company's Bylaws, the Company shall indemnify each member of the Committee.

                 (c) Powers of the Committee. Subject to the provisions of the Plan and the specific duties delegated by the Board to the Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Committee shall have the authority, in its discretion: (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 1.2(j) of the Plan; (ii) to select the Grantees to whom Incentive Awards may from time to time be granted hereunder; (iii) to determine whether and to what extent Incentive Awards are granted hereunder; (iv) to approve the forms of the Incentive Plan Agreement for use under the Plan; and (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Incentive Award granted hereunder.

1.4      Stock Subject to Plan

         Subject to adjustment as provided in Section 3.4(a) hereof, the aggregate number of shares of Common Stock that may be issued under the Plan is 896,000. Shares of Common Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an exercise of an Option. To the extent that an Incentive Award is only to be paid in cash or is paid in cash, any shares of Common Stock subject to such Incentive Award shall again be available for the grant of an Incentive Award. The shares subject to the Plan shall consist of authorized but unissued shares of Common Stock and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding Incentive Awards at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan or the termination of the last of the Incentive Awards granted under the Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any Incentive Award expire or be canceled prior to its exercise in full, the shares theretofore subject to such Incentive Award may again be made subject to an Incentive Award under the Plan.


                                   SECTION 2.
                                INCENTIVE AWARDS

2.1      Eligibility

         The persons eligible to participate in the Plan as recipients of an Incentive Award shall include Employees, members of the Board of the Company and members of the Board of Directors of any Subsidiary at the time the Incentive Award is granted by the Committee.

2.2      Grant of Incentive Award

         Incentive Awards may be granted to eligible persons under this Plan by the Committee. Each Incentive Award grant shall consist of an Option and a Stock Appreciation Right. The date of the grant of the Incentive Award shall, for all purposes, be the date on which the Committee makes the determination granting such Incentive Award, or such other date as is determined by the Committee. Notice of the grant shall be given to the Grantee within a reasonable time after the date of such grant.

2.3      Terms of an Incentive Award

                 (a) Exercise Price. The exercise price (the "Exercise Price") per share of Common Stock of any Option/Stock Appreciation Right granted under the Plan shall not be less than the Fair Market Value of the Common Stock on the date of grant.

                 (b) Term. The term of each Incentive Award granted shall be ten years from the date of grant.

                 (c) Vesting. All Incentive Awards shall become exercisable by a Grantee ("Vest") in accordance with the following schedule:

                                                                                Number of
                                Date                                   Incentive Awards Exercisable
                                ----                                   ----------------------------
         4th anniversary date from the date of grant                                 50%
         5th anniversary date from the date of grant                                 30%
         6th anniversary date from the date of grant                                 20%

2.4      Exercise of Incentive Award

                 (a) Right of Grantee. The Grantee may elect to exercise an Option or a Stock Appreciation Right under his or her Incentive Award, but in no event may such Grantee have the right to exercise both the Option and the Stock Appreciation Right, in whole or in part. If the Grantee elects to exercise the Stock Appreciation Right in lieu of the Option, the Grantee shall receive in cash from the Company the amount equal to (i) the number of shares of Common Stock for which the Grantee elects to exercise his or her Incentive Award, times (ii) 80% of the Spread on one share of Common Stock relating to the Stock Appreciation Right.

                 (b) Method of Exercise. To purchase shares under any Option granted under the Plan or to exercise a Stock Appreciation Right granted under the Plan, a Grantee must give notice in writing to the Committee of his or her intention to purchase/exercise and specify the number of shares as to which he or she intends to exercise under an Option or a Stock Appreciation Right. The Grantee shall indicate in his or her notice whether he or she elects to exercise the Option or the Stock Appreciation Right under his or her Incentive Award. All exercises shall be approved by the Committee. For an Option exercise, the notice shall be accompanied by cash or cashier's check, bank draft, postal or express money order payable to the order of the Company. Notice may also be delivered by fax or telecopy provided that the purchase price of such shares is delivered to the Company via wire transfer on the same day the fax is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. A Grantee shall be deemed to be a stockholder with respect to shares covered by an Option on the date the Company receives such written notice and such Option payment. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in the Grantee's name or such other name as Grantee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Grantee.


                                   SECTION 3.
                   PROVISIONS RELATING TO PLAN PARTICIPATION

3.1      Plan Conditions

                 (a) Incentive Plan Agreement. Each Grantee to whom an Incentive Award is granted under the Plan shall be required to enter into an Incentive Plan Agreement with the Company, which shall contain certain specific terms, as determined by the Committee, with respect to the Incentive Award and shall include provisions that the Grantee
         (i) shall not disclose any trade secrets or secret data or any other confidential information of the Company acquired during employment by the Company, Parent or a Subsidiary, or after the termination of employment or Retirement and (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee. An Incentive Plan Agreement may include a non-competition agreement with respect to the Grantee and/or such other terms and conditions, not inconsistent with the Plan, as shall be determined from time to time by the Committee. If a Grantee is subject to a written agreement with the Company or any Subsidiary which contains a provision similar to clause (i) above or a non- competition provision, the Incentive Plan Agreement will not contain a provision similar to that found in clause (i) and/or will not contain a non-competition provision.

                 (b) No Right to Employment. Nothing in the Plan or any instrument executed pursuant to the Plan shall create any employment rights (including without limitation, rights to continued employment) in any Grantee or affect the right of the Company to terminate the employment of any Grantee at any time for any reason whether before or after the exercise date of any Option or Stock Appreciation Right during a Performance Period.

3.2      Transferability

                 (a) Non-Transferable Awards. No Incentive Award and no right under the Plan shall be (i) assignable, saleable, or otherwise transferable by a Grantee except by will or by the laws of descent and distribution, or (ii) subject to any encumbrance, pledge or charge of any nature. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased Grantee's will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 3.2 shall be void and ineffective for all purposes.

                 (b) Ability to Exercise Incentive Awards. Only the Grantee or his or her guardian (if the Grantee becomes Disabled), or in the event of his or her death, his or her legal representative or beneficiary may exercise Incentive Awards, receive cash payments and deliveries of shares, or otherwise exercise rights under the Plan.

3.3      Rights as a Stockholder

         No Stockholder Rights. A Grantee of an Incentive Award shall have no rights as a stockholder with respect to any shares of Common Stock until the proper and complete exercise of an Incentive Award. However, an Incentive Award will be made to Grantees as the result of dividend payments or other distributions with respect to Common Stock, under the following circumstances. If, and only if, the cumulative dividends or other distributions for any calendar year exceed five percent of the Fair Market Value of Common Stock, determined as of January 1 of each year, a Grantee shall be awarded on December 31 of such year an additional Incentive Award, the amount of which shall be calculated by dividing (i) the cumulative dividends or other distributions for any calendar year which the Grantee would have received, had Options outstanding received the same distributions as Common Stock by (ii) the Fair Market Value of a share of Common Stock as of December 31 of such year (rounded down to the nearest whole share). The Exercise Price per share of Common Stock subject to any additional Incentive Award shall be determined in accordance with Section 2.3(a) hereof. Any additional Incentive Award shall vest under Section 2.3(c) hereof as if part of the original Incentive Award held by Grantee.

3.4      Change in Stock and Adjustments

                 (a) Changes in Capitalization. In the event the outstanding shares of the Common Stock, as constituted from time to time, shall be changed as a result of a change in capitalization of the Company or a combination, merger, or reorganization of the Company into or with any other corporation or any other transaction with similar effects, there then shall be substituted (at no additional cost to any Grantee) for each share of Common Stock theretofore subject, or which may become subject, to issuance or transfer under the Plan, the number and kind of shares of common stock or other securities or other property into which each outstanding share of Common Stock shall be changed or for which each such share shall be exchanged and the Committee may make any other equitable adjustment which it deems to be warranted at no additional cost to any Grantee but subject to any required stockholder approval.

3.5      Termination of Employment, Retirement, Death or Disability

                 (a) Termination of Employment. If an Employee's employment is terminated by the Company or Subsidiary For Cause or if a Board member is removed from the Board For Cause, any Incentive Award granted pursuant to the Plan which is outstanding at the time of such termination or cessation For Cause and all rights thereunder shall wholly and completely terminate, and no further payout shall occur. If a Grantee's employment terminates or if he or she ceases to serve on the Board for any reason other than For Cause, Retirement, death, or Disability, the determination of the termination of any Incentive Award to a Grantee prior to the grant designated expiration date is at the sole discretion of the Committee.

                 (b) Death, Disability or Retirement. Upon death, Disability, or Retirement:

                                  (i)      all outstanding grants of Incentive
                          Awards shall immediately and fully vest
                          notwithstanding the original vesting schedule; and

                                  (ii)     any unvested Incentive Award
                          (including those vested pursuant to clause (i) above shall expire upon the earlier of (A) the expiration date set forth in the Incentive Plan Agreement with respect to such Incentive Awards or (B) the first anniversary of such death, Disability or Retirement.

                 (c) Continuation. Subject to the express provision of the Plan and the terms of any applicable Incentive Plan Agreement, the Committee, in its discretion, may provide for the continuation of any Incentive Award for such period and upon such terms and conditions as are determined by the Committee in the event a Grantee ceases to be an Employee or a Board member.

3.6      Change-of-Control

                 (a)      Change-of-Control.  In the event of Change-of-Control:

                          All Options/Stock Appreciation Rights then outstanding shall become immediately and fully exercisable, notwithstanding any provision therein for the exercise in installments.

                          For purposes of this Section 3.6, the following
events shall be deemed to constitute a "Change- of-Control":

                                  (i)      if any person (including a group as
                          defined in Section 13(d)(3) of the Exchange Act), excluding Pacific USA Holdings Corp., Pacific Realty Group, Inc., or any affiliate of such entities, becomes, directly or indirectly, the beneficial owner of 50% or more of the combined voting power of the Company's then outstanding voting securities;

                                  (ii) as a result of or in connection with any tender offer, exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing, the persons who were members of the Board of the Company just prior to such event cease to constitute a majority of the Board of the Company or its successor;

                                  (iii)    the stockholders of the Company
                          approve a merger or consolidation of the Company with another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities for the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (A) any party to such merger or consolidations, or (B) any affiliates to any such party;

                                  (iv)     a tender offer or exchange offer is
                          made by an entity other than Pacific USA Holdings Corp. or its subsidiaries, and consummated for the ownership of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities; or

                                  (v)      the stockholders of the Company
                          approve a plan of liquidation or an agreement for the sale or transfer of substantially all of the Company's assets to another corporation that is not a wholly owned corporation of the Company.

                 (b) Right of Cash-Out. If approved by the Board prior to a Change-of-Control, the Board shall have the right, during the sixty
         (60) day period immediately following the date of the Change-of-Control, to require all, but not less than all, Grantees to redeliver to the Company all Incentive Awards previously granted to Grantees in exchange for an amount equal to the Spread on the Incentive Awards. Such right shall be exercised by written notice to all Grantees.

                                   SECTION 4.
                                 MISCELLANEOUS

4.1      Effective Date

         This Plan was adopted by the Board and the stockholders of the Company. The Plan became effective and shall be deemed to have been adopted on the effective date of the initial public offering of the Company. Unless sooner terminated by the Board, the Plan shall terminate ten years after the effective date.

4.2      Buyout Provisions

         The Committee may at any time offer to buy out for a payment in cash or shares of Common Stock, an Incentive Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Grantee at the time that such offer is made.

4.3      Reservation of Shares

         The Company, during the term of the Plan, shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

4.4      Rule 16b-3

         Incentive Awards granted to individuals subject to Section 16 of the Exchange Act must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

4.5      Withholding Taxes

         Whenever shares of Common Stock or cash are to be paid or delivered pursuant to the Plan, the Company can withhold an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any cash or any certificate or certificates for such shares.

4.6      No Guarantee of Tax Consequences

         Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate herein.

4.7      Severability

         In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

4.8      Gender, Tenure and Headings

         Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

4.9      Governing Law

         The Plan shall be construed in accordance with the laws of the State of Texas, except as superseded by federal law, and in accordance with applicable provisions of the Code and regulations or other authority issued thereunder by the appropriate governmental authority.

                                                                 EXHIBIT 10.14


                            INCENTIVE PLAN AGREEMENT


         This Incentive Plan Agreement ("Agreement") is between Newmark Homes Corp., a Nevada corporation (the "Company"), and _______________ (the "Grantee").

                              W I T N E S S E T H:

         The Company has heretofore adopted the Newmark Homes Corp. 1998 Tandem Stock Option/Stock Appreciation Rights Plan to foster and promote the long-term financial success of the Company and materially increase stockholder value by:
(a) strengthening the Company's ability to attract, develop, maintain and direct an outstanding management team, (b) encouraging the long-term commitment of selected key employees (hereinafter collectively referred to as "key personnel") and directors, (c) motivating superior performance of key personnel and directors by means of long-term performance related incentives, (d) encouraging and providing key personnel and directors with a formal program for obtaining an ownership interest in the Company, (e) attracting and retaining outstanding key personnel and directors by providing incentive compensation opportunities competitive with other major companies and (f) enabling participation by key personnel and directors in the long-term growth and financial success of the Company.

         NOW THEREFORE, for and in consideration of these premises it is agreed as follows:

         1. Incentive Award. Subject to the terms and conditions contained herein, the Company, effective as of ___ ________________________ (the "Grant Date"), hereby irrevocably grants to Grantee the right and option ("Option") to purchase from the Company _______________ shares ("Award Shares") of the Company's common stock, $0.01 par value ("Common Stock"), at a price of $_______________ per share ("Exercise Price"), which is not less than the Fair Market Value (as defined below) of a share of Common Stock on the Grant Date. In lieu of exercising the Option, the Grantee may exercise a "Stock Appreciation Right," which is the right to receive in cash from the Company an amount equal to (i) all or a portion of the number of outstanding Award Shares for which Grantee elects to exercise a Stock Appreciation Right, times (ii) 80% of the Spread (as defined below) on one share of Common Stock relating to the exercise of such Stock Appreciation Right. Collectively, the Option and Stock Appreciation Right granted hereunder shall be referred to as an "Incentive Award." The exercise of either an Option or a Stock Appreciation Right under this Agreement with respect to a number of shares of Common Stock shall reduce the number of Award Shares granted under this Agreement.

For the purpose of this Agreement, "Fair Market Value" shall mean as of any date, the value of common stock determined as follows:

                 (a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable; or

                 (b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

                 (c) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

For the purpose of this Agreement, "Spread" shall mean an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date such right is exercised over the Exercise Price.

         2. Incentive Award Period. The Incentive Award herein granted may be exercised by Grantee in whole or in part at any time during a ten (10) year period (the "Incentive Award Period") beginning on the Grant Date, subject to the limitation that said Incentive Award shall not be exercisable for more than a percentage of the aggregate number of Award Shares offered by this Incentive Award determined in accordance with the following schedule:

             Anniversary Date
                  of the                                                   Percentage of
               Grant Date                                                  Award Shares
           --------------------                                            ------------
                    4th                                                      50%
                    5th                                                      30%
                    6th                                                      20%


Notwithstanding anything in this Agreement to the contrary, upon the occurrence of a Change-of-Control (as defined in Section 6) all Incentive Awards then outstanding shall be come immediately and fully exercisable.

         3. Method for Exercise. To purchase shares of Common Stock under the Option or to exercise the Stock Appreciation Right, the Grantee must give notice in writing to the Committee (as defined in the Plan) of his or her intention to purchase/exercise and specify the number of Award

Shares as to which he or she intends to exercise under an Option or a Stock Appreciation Right. The Grantee shall indicate in his or her notice whether he or she elects to exercise the Option or the Stock Appreciation Right under the Incentive Award. All exercises shall be approved by the Committee. For an Option exercise, the notice shall be accompanied by cash or cashier's check, bank draft, postal or express money order payable to the order of the Company. Notice may also be delivered by fax or telecopy provided that the purchase price of such shares is delivered to the Company via wire transfer on the same day the fax is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. A Grantee shall be deemed to be a stockholder with respect to shares covered by an Option on the date the Company receives such written notice and such Option payment. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in the Grantee's name or such other name as Grantee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Grantee.

         4. Termination of Employment. If Grantee's employment with the Company or any Subsidiary (as defined in the Plan) is terminated during the Incentive Award Period for any reason other than For Cause (as defined below), death, Disability (as defined in the Plan) or Retirement (as defined in the Plan) or if the Grantee ceases to serve on the Board of Directors of the Company or any Subsidiary (collectively "Board") during the Incentive Award Period for any reason other than For Cause, death, Disability or Retirement, the ability of the Grantee to exercise any Incentive Award, whether such Incentive Award is exercisable or not on such date of termination of employment or cessation from the Board, shall be determined by the Committee in its sole discretion. If a Grantee's employment is terminated by the Company or any Subsidiary For Cause or if Grantee is removed from the Board For Cause (if he or she is not otherwise an employee of the Company or any Subsidiary), the Incentive Award granted hereunder, whether exercisable or not, is wholly and completely terminated. For purposes of this Section, "For Cause" means (i) the commission of fraud, theft, embezzlement, or a malfeasance involving moral turpitude or the conviction of, or plea of nolo contendere to, any felony; (ii) gross negligence, nonfeasance, dishonesty, willful misconduct or substantial failure to perform employment duties in a manner consistent with normal standards of job performance after prior evaluation and warning related to such standards of job performance; or (iii) the appropriation (or attempted appropriation) of a material business opportunity of the Company or any Subsidiary.

         5. Death, Disability or Retirement. If Grantee's employment with the Company or any Subsidiary is terminated by his death, Disability or Retirement or if the Grantee ceases to serve on the Board because of his death, Disability or Retirement, all Incentive Awards shall be thereafter exercisable by Grantee, his executor or administrator, or the person or persons to whom his rights under this Agreement shall pass by will or by the laws of descent and distribution, as the case may be, for a period of one year from the date of Grantee's death, Disability or Retirement, unless this

Agreement should earlier terminate in accordance with its other terms. In no event may any Incentive Award be exercised after the end of the Incentive Award Period.

         6. Change-of-Control. If approved by the Board of Directors of the Company prior to a Change-of-Control, such Board shall have the right, during the sixty (60) day period immediately following the date of the Change-of- Control, to require the Grantee to redeliver to the Company all, but not less than all Incentive Awards previously granted to the Grantee in exchange for an amount equal to the Spread on the outstanding Awards Shares subject to the Incentive Award granted herein. Such right shall be exercised by written notice to the Grantee.

         For purposes of this Agreement, the following events shall be deemed to constitute a "Change-of-Control":

                          (a) if any person (including a group as defined in Section 13(d)(3) of the Exchange Act), excluding Pacific USA Holdings Corp., Pacific Realty Group, Inc., or any affiliate of such entities, becomes, directly or indirectly, the beneficial owner of 50% or more of the combined voting power of the Company's then outstanding voting securities;

                          (b) as a result of or in connection with any tender offer, exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing, the persons who were members of the Board of the Company just prior to such event cease to constitute a majority of the Board of the Company or its successor;

                          (c) the stockholders of the Company approve a merger or consolidation of the Company with another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities for the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (A) any party to such merger or consolidations, or (B) any affiliates to any such party;

                          (d) a tender offer or exchange offer is made by an entity other than Pacific USA Holdings Corp. or its subsidiaries, and consummated for the ownership of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities; or

                          (e) the stockholders of the Company approve a plan of liquidation or an agreement for the sale or transfer of substantially all of the Company's assets to another corporation that is not a wholly owned corporation of the Company.

         7. Transferability. The Incentive Award shall not be transferable by Grantee otherwise than by Grantee's will or by the laws of descent and distribution. During the lifetime of Grantee, the Incentive Award shall be exercisable only by him. Any heir or legatee of Grantee shall take rights herein granted subject to the terms and conditions hereof. No such transfer of this Agreement to heirs or legatees of Grantee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

         8. No Rights as Stockholder. The Grantee shall have no rights as a stockholder with respect to any shares of Common Stock until the proper and complete exercise of the Incentive Award. However, an additional Incentive Award will be made to Grantees as the result of dividend payments or other distributions with respect to Common Stock, under the following circumstances. If, and only if, the cumulative dividends or other distributions for any calendar year exceed five percent of the Fair Market Value of Common Stock, determined as of January 1 of each year, the Grantee shall be awarded on December 31 of such year additional Award Shares subject to the Incentive Award, the amount of which shall be calculated by dividing (i) the cumulative dividends or other distributions for any calendar year which the Grantee would have received, had the Award Shares outstanding received the same distributions as Common Stock by (ii) the Fair Market Value of a share of Common Stock as of December 31 of such year (rounded down to the nearest whole share). The Exercise Price per share of Common Stock for any additional Award Shares shall be determined in accordance with Section 2.3(a) of the Plan. Any additional Award Shares shall vest under Section 2 hereof as if part of the original Incentive Award held by Grantee.

         9. Changes in Capital Structure. In the event the outstanding shares of the Common Stock, as constituted from time to time, shall be changed as a result of a change in capitalization of the Company or a combination, merger, or reorganization of the Company into or with any other corporation or any other transaction with similar effects, there then shall be substituted (at no additional cost to any Grantee) for each share of Common Stock heretofore subject to an Award Share, or which may become subject, to issuance or transfer under this Agreement, the number and kind of shares of common stock or other securities or other property into which each outstanding share of Common Stock shall be changed or for which each such share shall be exchanged and the Committee may make any other equitable adjustment which it deems to be warranted at no additional cost to any Grantee but subject to any required stockholder approval.

         10. Compliance With Securities Laws. Upon the acquisition of any shares pursuant to the exercise of the Option herein granted, Grantee (or any person acting under Section 7) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

         11. Compliance With Laws. Notwithstanding any of the other provisions hereof, Grantee agrees that he will not exercise the Option(s) granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Agreement, if the exercise of the Option(s) or the issuance of such shares of Common Stock would constitute a violation by the Grantee or by the Company of any provision of any law or regulation of any governmental authority.

         12. Withholding of Tax. To the extent that the exercise of the Incentive Award or the disposition of shares of Common Stock acquired by exercise of the Option results in compensation income to the Grantee for federal or state income tax purposes, the Grantee shall pay to the Company at the time of such exercise or disposition (or such other time as the law permits if the Grantee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended) such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations; and, if the Grantee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to the Grantee, any tax required to be withheld by reason of such resulting compensation income or Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof.

         13. Resolution of Disputes. As a condition of the granting of the Incentive Award hereby, the Grantee and his heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of this Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Grantee, his heirs and personal representatives.

         14. Legends on Certificate. The certificates representing the shares of Common Stock purchased by exercise of an Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

         15. Notices. Every notice hereunder shall be in writing and shall be given by registered or certified mail or by fax or telecopy. All notices of the exercise of any Incentive Award hereunder shall be directed to Newmark Homes Corp., 1200 Soldiers Field Drive, Sugarland, Texas 77479, Attention:
Secretary. Any notice given by the Company to Grantee directed to him or her at his or her address on file with the Company shall be effective to bind him and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise Grantee of the existence, maturity or termination of any of Grantee's rights hereunder and Grantee shall be deemed to have familiarized himself with all matters contained herein and in the Plan which may affect any of Grantee's rights or privileges hereunder.

         16. Construction and Interpretation. Whenever the term "Grantee" is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of Section 7 hereof, may be transferred, the word "Grantee" shall be deemed to include such person or persons. References to the masculine gender herein also include the feminine gender for all purposes.

         17. Agreement Subject to Plan. This Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Agreement.

         18. Employment Relationship. Employees shall be considered to be in the employment of the Company or any Subsidiary as long as they remain employees of the Company or any Subsidiary. Any questions as to whether and when there has been a termination of such employment and the cause of such termination, shall be determined by the Committee, and its determination shall be final. Nothing contained herein shall be construed as conferring upon the Grantee the right to continue in the employ of the Company, nor shall anything contained herein be construed or interpreted to limit the "employment at will" relationship between the Grantee and the Company.

         19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Grantee.

         IN WITNESS WHEREOF, this Agreement has been executed as of the _________________ day of _________________________________, 199_____.



                                           NEWMARK HOMES CORP.


                                           By:
                                              --------------------------------




                                           Grantee



                                            ----------------------------------
                                           Name:
                                                ------------------------------